                                                                   EXHIBIT 10.45










                      ------------------------------------

                                PEOPLESOFT, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                      ------------------------------------











                         Adopted Effective March 1, 1994
                 Amended and Restated Effective January 1, 2002

                                TABLE OF CONTENTS

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                                                                            PAGE

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1.   PURPOSE................................................................   1

2.   DEFINITIONS AND CAPITALIZED TERMS......................................   1

3.   ELIGIBILITY............................................................   6

4.   DEFERRAL OF COMPENSATION...............................................   7

     4.1   Election to Defer................................................   7

     4.2   Date of Deferral.................................................   7

     4.3   Multiple Elections...............................................   7

     4.4   Annual Elections.................................................   8

     4.5   No Hardship Adjustments..........................................   8

5.   DEFERRED COMPENSATION ACCOUNTS.........................................   8

     5.1   Maintenance of Accounts..........................................   8

     5.2   Investment Elections.............................................   8

     5.3   Investment Earnings or Losses....................................   9

     5.4   Interest Accruals................................................   9

     5.5   Investment of Unpaid Balances....................................  10

     5.6   Company Contributions............................................  10

     5.7   Company's General Assets.........................................  11

6.   EFFECT ON EMPLOYEE BENEFITS............................................  12

7.   PAYMENT OF DEFERRED COMPENSATION AND DEATH BENEFITS....................  12

     7.1   Income Tax Obligations...........................................  12

     7.2   In-Service Withdrawals...........................................  12

     7.3   Termination of Employment........................................  14

     7.4   Disability.......................................................  14

     7.5   Death Prior to Commencement of Distributions.....................  15

     7.6   Death After Commencement of Distributions........................  15

     7.7   Default Distribution.............................................  15

     7.8   Withholding and Other Tax Consequences...........................  16

8.   FUNDING................................................................  16

9.   SUSPENSION OF PAYMENTS UPON COMPANY'S INSOLVENCY.......................  16

10.  NON-ALIENATION OF BENEFITS.............................................  16

                                       -i-
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
                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
11.  LIMITATION OF RIGHTS...................................................  17

12.  BEST PAYMENTS..........................................................  17

13.  NOTICE UNDER WARN......................................................  17

14.  AMENDMENT OR TERMINATION OF PLAN.......................................  18

15.  ADMINISTRATIVE PROCEDURES AND DISPUTE RESOLUTION.......................  18

     15.1  Plan Administrator...............................................  18

     15.2  Committee Organization and Procedures............................  19

     15.3  Administrative Authority.........................................  19

     15.4  Expenses.........................................................  19

     15.5  Insurance........................................................  20

     15.6  Claims Procedure.................................................  20

     15.7  Arbitration......................................................  22

     15.8  Notices..........................................................  23

     15.9  Indemnification..................................................  23

16.  MISCELLANEOUS..........................................................  23

     16.1  Alternative Acts and Times.......................................  23

     16.2  Masculine and Feminine, Singular and Plural......................  24

     16.3  Governing Law and Severability...................................  24

     16.4  Facility of Payment..............................................  24

     16.5  Correction of Errors.............................................  24

     16.6  Missing Persons..................................................  25

     16.7  Status of Participants...........................................  25

     16.8  Executive 401(k) Plan............................................  25

     16.9  Employee and Spouse Acknowledgement..............................  26

                                PEOPLESOFT, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

            The Board of Directors of PeopleSoft, Inc., a Delaware corporation ("Company") has amended and restated its Executive Deferred Compensation Plan ("Plan") effective January 1, 2002.

      1.    PURPOSE

            The primary purpose of the Plan is to provide deferred compensation to a select group of management and highly compensated employees through an unfunded "top hat" arrangement exempt from the fiduciary, funding, vesting, and plan termination insurance provisions of Title I and Title IV of the Employee Retirement Income Security Act ("ERISA"). More specifically, the Company has adopted this Plan to provide Employees with the opportunity to defer Compensation and to receive the Matching Contributions they are unable to defer or receive under the Company's tax qualified cash or deferred compensation plan ("Qualified Plan"), because of the limits on deferrals imposed by Sections 401(k) and 402(g) of the Internal Revenue Code ("Code") and because of the Company's exclusion of certain highly compensated employees from the Matching Contribution feature of the Qualified Plan under Section 401(m) of the Code.

      2.    DEFINITIONS AND CAPITALIZED TERMS

            The capitalized terms, set forth in alphabetical order defined below, are used throughout the Plan.

                  (a) "Account" refers to the bookkeeping entries established and maintained by the Company or the Committee for the purpose of recording (i) Compensation deferred by an Employee under this Plan, (ii) Matching Contributions allocated to the Employee, (iii) investment earnings or losses credited to or charged against the Employee, (iv) administrative expenses charged to the Employee, and (v) distributions to an Employee or Beneficiary. Where the Plan Administrator considers appropriate in applying the provisions of this Plan, the term Account shall include any death benefit available with respect to a Participant or Inactive Participant who dies prior to the commencement of distributions to him or her under Section 7.5 of the Plan. Effective January 1, 1997, the term Account shall include, as appropriate, an Employee's account under the PeopleSoft, Inc. Executive 401(k) Plan.

                  (b) "Beneficiary" refers to the person or entity selected to receive the greater of the following: (i) the death benefit correctly specified in the last individual statement provided by the Plan to the Employee immediately before his or her death or (ii) any portion of an Employee's Account that has not been distributed from the Plan at the time of the Employee's death. Such designation shall be on a form provided or approved by the Plan Administrator. In the event a married Employee designates someone other than his or her spouse as sole, primary Beneficiary, such initial designation or subsequent change shall be invalid unless the spouse consents in a writing which names the designated Beneficiary. If an Employee fails to designate a Beneficiary or no designated Beneficiary survives the Employee, the Plan Administrator may

                                       1.

direct payment of benefits to the following person or persons in the order given below: the Employee's

                        (i)   spouse, descendants, per stirpes, parents,

                        (ii)  brothers and sisters, or

                        (iii) estate of the Participant.

                  (c) Board" or "Board of Directors" refers to the Board of Directors of the Company.

                  (d) "Change in Control" has the meaning specified in Section 280G of the Code.'

                  (e) "Code" refers to the Internal Revenue Code of 1986, as amended from time to time, and any valid regulations thereunder.

                  (f) "Committee" or "Administrative Committee" refers to the officers of the Company who act on behalf of the Company in discharging the Company's duties as the Plan Administrator. Notwithstanding any other provision of the Plan document, any member of the Committee or any other officer or employee of the Company who exercises discretion or authority on behalf of the Company shall not be a fiduciary of the Plan merely by virtue of his or her exercise of such discretion or authority. The Board shall identify the Company officers who shall serve as members of the Committee. Absent a designation to the contrary, the Vice President, Human Resources, shall act on behalf of the Company and the Committee. Because this Plan is a "top hat" arrangement, the Committee shall not be subject to the duties imposed by the provisions of Part 4 of Title I of ERISA.

                  (g) "Company," "Corporation" or "Employer" refers to PeopleSoft, Inc., a Delaware corporation. To the extent provided in an adoption agreement for this Plan, the terms "Company," "Corporation" or "Employer" also shall refer to PeopleSoft USA, Inc., a California corporation.

                  (h) "Compensation" refers to an Employee's gross salary, including any commissions, bonuses or awards, payable by the Company after an Employee first becomes eligible to participate in the Plan and during the period through which such participation continues. In determining Employee deferrals and Employer Matching Contributions under this Plan, the Plan Administrator shall take account of items included in the definition of Compensation under the Employer's Qualified Plan with the following adjustments:

                        (i) Compensation shall increase to reflect amounts deferred by an Employee under this Plan; and

                        (ii) Compensation shall not be limited to amounts permitted under Qualified Plans pursuant to Code Section 401(a)(17) ($200,000 for 2002).

Compensation does not include distributions from this Plan.

                                       2.

                  (i) "Contingent Worker" describes any person during the period in which the person renders services to, for or on behalf of the Company under one or more of the following categories or classifications:

                        (1) Independent Contractor. An "independent contractor" is an individual (a) whose services are engaged by the Company under a written or oral contract, between the individual and the Company, to perform specialized tasks, for or on behalf of the Company, which require substantial skill and independent judgement and (b) whose compensation is not subject to the withholding of employment or income taxes by the Company under Sections 3121 or 3401 of the Code (other than back-up withholding under Code Section 3406) but is subject to reporting by the Company, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation.

                        (2) Leased Worker. A "leased worker" is an individual hired by an employee leasing company and made available to the Company by the leasing company, under a written or oral contract between the Company and the leasing company, in an arrangement in which the compensation paid to the individual is subject to the withholding of employment or income taxes by the leasing company under Sections 3121 or 3401 of the Code. The term "leased worker" includes but is not limited to persons who provide services to the Company in a joint employment relationship with the leasing company. Similarly, the term "leased worker" includes but is not limited to a leased employee within the meaning of Section 414(n) of the Code.

                        (3) Technical Contractor. A "technical contractor" is an individual who is a skilled technical worker, such as an engineer or computer specialist and who is hired by a technical services firm and made available to the Company by the technical services firm, in an arrangement in which the compensation paid to the individual is subject to the withholding of employment or income taxes by the technical services firm under Sections 3121 or 3401 of the Code or is subject to reporting by the technical services firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation. The term "technical contractor" includes but is not limited to independent contractors and leased workers. The term "technical services firm" includes but is not limited to a leasing company, as described above, or a firm distinct from the Company under a master vendor program or outsourcing arrangement, as described below.

                        (4) Master Vendor Worker. A "master vendor worker" is an individual who renders services to the Company under a master vendor program. A master vendor program is an arrangement in which a personnel agency or other human resources firm supplies the Company with some or all of the individuals who, at any time or from time to time, constitute the Company's temporary work force, either directly or through other temporary help services, with or without consolidated billing or invoicing. The compensation paid to the master vendor worker is subject to the withholding of employment or income taxes by the personnel agency or human resources firm under Sections 3121 or 3401 of the Code or is subject to reporting by the personnel agency or human resources firm, under Code
      Section 6041, on IRS Form 1099-MISC or other form

                                       3.

      for the reporting of nonemployee compensation. The term "master vendor worker" includes but is not limited to independent contractors, leased workers and technical contractors.

                        (5) Outsourcing Organization Worker. An "outsourcing organization worker" is an individual who renders services to the Company under an outsourcing or managed services arrangement. An outsourcing or managed services arrangement exists when a firm, distinct from the Company and with specialized expertise, contracts with the Company not only to provide personnel but also to assume responsibility for functions not at the core of the Company's business. Non-core functions include but are not limited to mail room, reception, food service, landscaping, and building security or maintenance. The compensation paid to an outsourcing organization worker is subject to the withholding of employment or income taxes by the outsourcing organization or managed services firm under Sections 3121 or 3401 of the Code or is subject to reporting by the outsourcing organization or managed services firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation. The term "outsourcing organization worker" includes but is not limited to independent contractors, leased workers, technical contractors and master vendor workers.

      Consistent with the terms of the Plan and relevant laws, the Administrative Committee shall have discretionary authority to determine which persons who provide services to, for or on behalf of a Company are Contingent Workers excluded from the category of Employees eligible to participate in this Plan.

                  (j) "Disabled" or "Disability" refers to a physical or mental condition of an Employee which (i) occurs after an Employee first defers Compensation under this Plan, (ii) results from an injury, disease or disorder,
(iii) renders the Employee totally and permanently incapable of continuing in his or her customary employment with the Company, and (iv) causes the Employee to be eligible to receive disability benefits under the Social Security Administration or under any long-term disability plan or policy provided by the Company. An Employee automatically will satisfy the requirements under this Plan, with respect to submission of evidence of disability, throughout the period that he or she remains qualified for Social Security disability benefits. Any Employee who believes that he or she is entitled to any advantage, benefit or other consideration under the Plan as a result of being Disabled shall apply to the Committee for such consideration and shall provide any evidence of Disability which the Committee in its discretion may request in a manner consistent with the Americans with Disabilities Act of 1990 and other relevant laws.

                  (k) "Effective Date" refers to March 1, 1994, with respect to the initial adoption of this Plan and to January 1, 1997, with respect to the amendment and restatement of this Plan as well as with respect to Compensation first earned, determined or payable after that date.

                  (l) "Employee" "Employee" refers to any employee who is highly compensated or who is a member of management selected by the Board to participate in this Plan. In determining whether an employee is described in the preceding sentence, an employee shall be considered to be highly compensated if the employee's annual Compensation equals at

                                       4.

least $150,000 or such greater amount permitted to be considered under Section 401(a)(17) of the Code ($200,000 in 2002). The term "Employee" does not include any individual who is not on the United States ("U.S.") payroll of the Company. An individual is not on the U.S. payroll of the Company during any period in which the Company does not actually deduct, withhold and deposit employment or income taxes from such individual's compensation under Sections 3121 or 3401 of the Code. The term "Employee" does not include any Contingent Worker. Where the Plan Administrative Committee considers appropriate in applying the provisions of this Plan, the term Employee shall include only persons who are Participants or Inactive Participants under the Plan.

                  (m) "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (n) "Hardship" refers to an Employee's immediate and heavy financial need caused by an unforeseeable emergency, as described in Treasury Regulations Section 1.457-2(h)(4) and (5). In general, but without limitation, the Plan Administrator shall approve a Hardship withdrawal from an Employee's Account if the reduction does not exceed the amount needed to pay for the following unreimbursed expenses: (i) medical expenses defined in Code Section 213(d) and incurred (or to be incurred) during the calendar year by the Employee, or his or her spouse or dependents (as described in Code Section 152) as a result of a sudden or unexpected illness or accident; (ii) loss of a participant's property as a result of a casualty or other extraordinary, unforeseeable circumstances attributable to forces beyond the participant's control; and (iii) other costs recognized by the Plan Administrator to pose an immediate and heavy financial need on the Employee as a result of an unforeseeable emergency or other factors beyond an Employee's control.

                  (o) "Inactive Participant" refers to an Employee who deferred Compensation under the Plan during a previous Plan Year but who does not defer any Compensation payable during the current Plan Year.

                  (p)   "Matching Contributions" refers to amounts described in
Section 5.6(a) below.

                  (q) "Participant" refers to an eligible Employee who elects to defer under the Plan part or all of his or her Compensation payable during the current Plan Year.

                  (r) "Plan" refers to the PeopleSoft, Inc. Executive Deferred Compensation Plan, as initially adopted effective March 1, 1994, and as amended from time to time thereafter. Deferrals by any Employee shall be governed by the terms of the Plan at the time the Employee elects to make such deferrals. Distributions to any Participant, Inactive Participant or Beneficiary under this Plan shall be governed by the terms of the Plan at the time such distributions commence. Effective January 1, 1997, the term Plan shall include, as appropriate, the PeopleSoft, Inc. Executive 401(k) Plan.

                  (s)   "Plan Administrator" refers to the Company.

                  (t)   "Plan Year" refers to the calendar year.

                                       5.

                  (u) "Qualified Plan" refers to the Company's tax qualified individual account cash or deferred compensation plan subject to the limits imposed by Code Sections 401(a)(4), 401(k), 401(m), 402(g) and 415.

                  (v) "Service" and "Years of Service" have the meanings specified in Code Section 411(a)(4) and (5)(A) and the regulations thereunder. As a general rule, the terms "Service" and "Year of Service" shall be applied under this Plan in the same manner as applied under the Company's Qualified Plan. As an exception to the general rule, the Committee may adjust the computation of Service under this Plan to avoid statutory or regulatory restrictions that apply to the computation of Service under the Company's Qualified Plan. In determining the extent and continuation of an Employee's Service, the Plan Administrator ordinarily shall treat employment with any affiliate of the Employer, within the meaning of Code Section 414(b) and (c), as employment with the Employer for the following purposes:

                        (i) For determining the amount of Employer Matching Contributions an Employee may receive under this Plan;

                        (ii) For determining an Employee's vested interest in his or her Employer Matching Contribution Account under this Plan and under the Employer's Executive 401(k) Plan; and

                        (iii) Effective January 1, 1999, for preventing the characterization of a transfer among Employer affiliates as a Termination of Employment entitling an Employee or Alternate Payee to distributions from this Plan or from the Employer's Executive 401(k) Plan.

                  (w) "Termination of Employment" refers to an Employee's (i) separation from service with the Company, (ii) refusal or failure to return to work within five working days after the date requested by the Company, (iii) failure to return to work at the conclusion of a leave of absence.

                  (x) "Trust" refers to a rabbi trust within the meaning of Revenue Procedures 92-64 and 92-65 of which a financial institution selected by the Company serves as trustee. The term "Trustee" shall include such financial institution and any successor Trustee under the Trust instrument.

      3.    ELIGIBILITY

            The Board may, from time to time, designate by name those Employees of the Company who are eligible to participate in the Plan for one or more Plan Years and the date upon which each such Employee's participation may commence. All designated Employees shall be notified by the Board or the Committee of their eligibility to participate. An Employee shall cease to be eligible when the Employee ceases to be highly compensated as described in Section 2(l) above. Additionally, an Employee shall not be eligible to participate in the Plan during the Plan Year immediately following the Plan Year in which the Employee takes a Hardship withdrawal from the Plan. The effective date of any such ineligibility under the preceding two sentences shall be the first day of the Plan Year coinciding with or next following the date on which the Board or Committee provides the Employee with notice of such

                                       6.

revocation. An Employee's eligibility to participate in the Plan does not confer upon the Employee any right to any award, bonus or other remuneration of any kind.

      4.    DEFERRAL OF COMPENSATION

            4.1   Election to Defer

                  An Employee who is eligible to participate in the Plan may elect to defer the receipt of Compensation by completing a deferral election form provided or approved by the Committee. Pursuant to the deferral election form, an eligible Employee may elect to defer any whole percentage or fixed dollar amount of his or her Compensation. An Employee who elects to participate in the Plan must defer at least ten thousand dollars ($10,000) in Compensation for each Plan Year in which he or she remains eligible to participate. At the time an Employee completes a deferral election form, the Employee must designate in writing the method in which the Compensation deferred for any Plan Year, adjusted under Section 5 below, shall be distributed from the Employee's Account. For any Plan Year prior to January 1, 2000, an Employee's designation of a method of distribution shall apply only to Compensation deferred that year, adjusted under Section 5 below. After December 31, 1999, an Employee's designation of a method of distribution shall apply to an Employee's entire Account under this Plan, including amounts deferred before or after the designation, as adjusted under Section 5 below. Following the initial designation for the first Plan Year beginning after December 31, 1999, if an Employee delivers another properly completed designation to the Committee, the Employee's entire Account under this Plan shall be paid in accordance with the designation bearing the latest date prior to the commencement of distributions.

            4.2   Date of Deferral

                  An eligible Employee must submit his or her deferral election form to the Committee no later than the last day of the deferral election period. The last day of the deferral election period shall be (a) the last day preceding the calendar year in which the eligible Employee will render the services for which he or she will receive any part of the Compensation payable to the Employee during that year or (b) in the first year in which the Company implements the Plan or in which an Employee first becomes eligible to participate, the Employee may make his or her election within the first 30 days after the later of (i) the date the Plan becomes effective or (ii) the date the Employee becomes eligible to participate.

            4.3   Multiple Elections

                  An election to defer Compensation shall be effective on the date an eligible Employee delivers a completed deferral election form to the Committee; provided, however, that, if the eligible Employee delivers another properly completed deferral election form to the Committee prior to the close of the deferral election period described in Section 4.2, the deferral election on the form bearing the latest date shall control. After the last day of the election period, the controlling election made prior to the close of the period shall be irrevocable.

                                       7.

            4.4   Annual Elections

                  In order to defer any portion of Compensation earned in any calendar year-after 1994, an eligible Employee must submit at least one completed deferral election form during the 30-day period immediately preceding the start of that calendar year. If an Employee fails to make such a submission, the Employee will be deemed to have elected to continue deferring the same fixed dollar amount or percentage of Compensation that the Employee deferred in the preceding calendar year.

            4.5   No Hardship Adjustments

                  After an annual election has taken effect for any Plan Year, a Participant may not increase or decrease the percentage or amount of Compensation to be deferred during that Plan Year; except that an Employee must cease all deferrals under the Plan if such cessation would relieve the Employee of one or more Hardships without any withdrawals under this Plan.

      5.    DEFERRED COMPENSATION ACCOUNTS

            5.1   Maintenance of Accounts

                  The Plan Administrator shall maintain one or more with respect to any Compensation deferred by an eligible under Section 4 above. The Plan Administrator shall credit the Account with the full amount of Compensation deferred in any payroll period. If the Compensation deferred is subject to federal or state employment taxes (e.g. taxes under the Federal Insurance Contributions Act or Federal Unemployment Tax Act), said taxes shall be withheld and deducted from a portion of the Employee's Compensation not deferred under this Plan. A Participant or Inactive Participant shall be fully vested at all times in amounts deferred under Section 4 above, as adjusted for any earnings, losses, interest accruals, administrative expenses or distributions as described below.

                  5.2 Investment Elections

                  In accordance with rules, procedures and options established by the Committee, a Participant shall have the right to direct the investment of his or her Account, except for any period of time during which the Company limits Account earnings to interest accruals under Section 5.4 below. Although the Company shall have the obligation to follow the Participant's investment directions, the Company, in its sole discretion, may satisfy its obligation from time to time in one or both of the following ways. First, the Company may invest assets allocable to the Participant's Accounts in the specific investments, in the specific amounts and for the specific periods directed by the Participant; and the Company must credit or charge the Participant's Accounts with the earnings, gains or losses resulting from such investments. Second, the Company may invest assets allocable to the Participant's Accounts in any manner, in any amount and for any period of time which the Company in its sole discretion may select; but the Company must credit or charge the Participant's Accounts with the same earnings, gains or losses that the Participant would have incurred if the Company had invested the assets allocable to the Participant's Accounts in the specific investments, in the specific amounts and for the specific periods directed by the Participant. In accordance with procedures established by the Plan Administrator, a Participant may change his or her investment directions effective as of the

                                       8.

first day of any calendar quarter. Such changes may be made in a writing delivered to the Company or the Committee no fewer than fifteen (15) days preceding the effective date of the change. If the Employee fails to provide any investment directions at a time when the Employee has an interest in the Company's Qualified Plan, the Company or the Committee may follow the then current investment directions for the Employee's interest in the Company's Qualified Plan. If this Plan is determined to be subject to the fiduciary provisions of Part 4 of Title I of ERISA, this Plan shall be treated as a Plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1, in which Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.

            5.3   Investment Earnings or Losses

                  Except for any period of time during which the Company limits Account earnings to interest accruals under Section 5.4 below, any amounts credited to the Account of a Participant or Inactive Participant as a result of the deferral of all or part of his or her Compensation may increase or decrease as a result of the Company's investment of such amounts during the Plan Year, as described in Section 5.2 above. A ratable share of Plan investment earnings or losses under this Section 5.3 shall be credited to the Account of a Participant or Inactive Participant, as determined in good faith by the Committee. At the sole discretion of the Committee, for any Plan Year, the Committee may allocate to the Participant's Account either (i) the full amount of the Participant's share of Plan investment earnings or losses or (ii) the full amount of such share adjusted for any federal, state or local income or employment tax consequences attributable to such earnings or losses. If the full amount of such investment earnings or losses are allocated to a Participant's Account, any federal, state or local income or employment tax consequences attributable to such earnings or losses under this Section 5.3 shall be borne by or inure to the benefit of the Company. The Participant and his or her Beneficiary understand and agree that they assume all risk in connection with any decrease in the value of the Compensation deferred under the Plan and invested in accordance with these Sections 5.2 and 5.3.

            5.4   Interest Accruals

                  During each Plan Year in which the Company does not invest an Employee's deferred Compensation as described in Sections 5.2 and 5.3 above, any amounts credited to the Account of a Participant or Inactive Participant as a result of the deferral of all or part of his or her Compensation shall accrue interest compounded annually, as consideration for the use or forbearance of money. The accrual of interest begins and the compounding of interest occurs on January 1 of each Plan Year or, if later, the date on which an eligible Employee first defers Compensation under the Plan. The rate at which interest accrues shall equal the prime rate, plus one percent, offered to borrowers by a commercial bank in Pleasanton, California on December 31st of the Plan Year during which the accrual occurs. The Committee shall select the commercial bank before December 1 of the Plan Year during which the accrual occurs. At the sole discretion of the Company, for any Plan Year (i) the full amount of such accrued interest may be allocated to a Participant's Account or (ii) adjusted for any federal, state or local income or employment tax consequences attributable to such interest, prior to allocating such interest to a Participant's Account. the full amount of such interest accruals are allocated to a Participant's

                                       9.

Account, any federal, state or local income or employment tax consequences attributable to interest accruals under this Section 5.4 shall be borne by or inure to the benefit of the Company.

            5.5   Investment of Unpaid Balances

                  The unpaid balance of all Accounts payable under the Plan shall continue to be credited with the investment earnings or losses described in Sections 5.2 and 5.3 above or continued accruals of interest as described in
Section 5.4 above.

            5.6   Company Contributions

                  a.    Matching Contributions

                        At the end of any Plan Year for which an eligible Employee has deferred Compensation under this Plan, the Committee shall add to his or her Accounts an amount equal to the Company matching contributions, within the meaning of Code Section 401(m) and the Company's Qualified Plan, which the Employee would have received (i) if the Employee had contributed, to the Company's Qualified Plan, the amounts deferred under this Plan and (ii) if the limitations described in Section 1 above did not apply to the Company's Qualified Plan ("Matching Contributions"). For Plan Years beginning before January 1, 2000, the Company shall make Matching Contributions only with respect to an Employee's Compensation deferrals in any year under this Plan that do not exceed the amount an individual is permitted to defer under Code Section 402(g) ($9,500 for 1997 and $10,000 for 1998 and 1999). For Plan Years beginning after December 31, 1999, the Company shall make Matching Contributions only with respect to an Employee's Compensation deferrals in any year under this Plan that do not exceed $10,000. Despite any other provisions of this Plan, any Matching Contributions allocated to an Employee's account for any year under the Company's Qualified Plan shall reduce dollar-for-dollar any Matching Contributions allocable to said Employee's Account for that same year under this Plan. The Company's Matching Contributions shall be weighted, in the same manner as under the Company's Qualified Plan, for the Years of Service an Employee completes with the Company prior to Termination of Employment, so that for every dollar an Employee defers in any Plan Year, the Company will make the Matching Contribution described below:

                  Employee's                               Company's
                  Years of Service                         Matching Contribution
                  ----------------                         ---------------------

                  During year 1                                     $0.00
                  During years 2, 3 and 4                           $0.25
                  During years 5, 6 and 7                           $0.50
                  During years 8, 9 and 10                          $0.75
                  During years 11 and beyond                        $1.00

                  b.    Discretionary Contributions

                        Apart from Compensation deferrals and Matching Contributions, the Company may but need not make additional contributions for any Employee under this Plan.

                                      10.

These discretionary contributions shall be subject to the same vesting, distribution and other provisions that apply to Matching Contributions under this Plan.

                  c.    Adjustments to Company Contributions

                        Once credited to an Employee's Accounts under this Plan, the amounts described in Section 5.6 shall accrue the interest or investment return described in Section 5.2, 5.3, 5.4 and 5.5 above, and shall be paid in accord with Section 7 below.

                  d.    Vesting in Company Contributions

                        Subject to the provisions of Section 5.6(e) below, an Employee shall vest in amounts allocated to his or her Account as described in
Section 5.6 above, at the same rate the Employee would have vested in Matching Contributions under the Company's Qualified Plan, which rate shall be determined with reference to the Employee's Years of Service with the Company as follows:

                  Years of Service                    Vested Percentage
                  ----------------                    -----------------
                  Fewer than 2                                  0%
                  2 but fewer than 3                           25%
                  3 but fewer than 4                           50%
                  4 but fewer than 5                           75%
                  5 or more                                   100%

Additionally, except as provided in Section 5.6(e) below, an Employee shall be 1000 vested if, prior to his or her Termination of Employment, the Employee attains age 65, dies or becomes Disabled.

                  e.    Forfeitures for Misconduct

                        Without regard to the number of Years of Service an Employee has completed with the Company and without regard to an Employee's age, Disability or death, if an Employee separates from service with the Company as a result of the Employee's gross misconduct, within the meaning of Part 6 of Title I of ERISA, regarding group health continuation coverage, or if the Employee engages in unlawful business competition with the Company, the Employee shall forfeit all amounts allocated to his or her Accounts under Section 5.6(a) and
(c) above. Such forfeitures will be used to reduce the Company's obligation, if any, to make Matching Contributions to other Participants or to defray the expenses of administering the Plan.

            5.7   Company's General Assets

                  Employee understands and agrees that all Compensation deferred under the Plan and all amounts credited to a Participant's Account under the Plan (a) are the general assets of the Company, (b) may be used in the operation of the Company's business or in any other manner permitted by law, and (c) remain subject to the claims of the Company's general

                                      11.

unsecured creditors. Participant agrees, on behalf of Participant and his or her Beneficiary, that (i) title to any amounts deferred under the Plan or credited to a Participant's Account remains in the Company and (ii) neither Participant nor his or her Beneficiary has any property interests whatsoever in said amounts, except as general creditors of the Company.

      6.    EFFECT ON EMPLOYEE BENEFITS

            Amounts deferred under this Plan or distributed pursuant to the terms of this Plan are not taken into account in the calculation of an Employee's benefits under any employee pension or welfare benefit program or under any other compensation practice maintained by the Company, except to the extent provided in such program or practice.

      7.    PAYMENT OF DEFERRED COMPENSATION AND DEATH BENEFITS

            7.1   Income Tax Obligations

                  If an Employee is assessed federal, state or local income taxes by reason of, and computed on the basis of, his or her undistributed deferred Compensation, Matching Contributions or other additions to his or her Account, the Employee shall notify the Committee in writing of such assessment and there shall be distributed from the Employee's Account deferred Compensation or other amounts equal to such tax assessment, together with any interest due and penalties assessed thereupon within thirty (30) days following such notice; provided however, that if the Committee determines that such assessment is improper, it may request that the Employee contest the assessment, at the expense of the Company (which expense shall include all costs of appeal and litigation, including legal and accounting fees, and any additional interest assessed on the deficiency from and after the date of the Employee's notice to the Committee); and during the period such contest is pending, the sums otherwise distributable pursuant to this Section 7.1 shall not be distributed.

            7.2   In-Service Withdrawals

                  a.    Withdrawals to Meet Hardships

                        If at any time following the first anniversary of initial participation in the Plan, an Employee incurs a Hardship, as described in Section 2(n) above, the Employee may, by written notice to the Committee, request that all or any specified part of his or her Account, but not less than $1,000 per withdrawal, be paid to the Employee; and such distribution, if approved by the Company, shall be made in a lump sum within thirty (30) days following the Company's receipt of such notice. The Company shall have exclusive authority to determine whether to make a Hardship distribution from an Employee's Account but shall not unreasonably deny a request for such a distribution. The Company's decision shall be final and binding on all parties. Any Hardship withdrawals from an Account shall reduce the amount available for subsequent distributions from the Account, as the Company in good faith may determine.

                                      12.

                  b.    Other Withdrawals

                        Prior to the termination of his or her employment, a Participant or Inactive Participant may not withdraw any funds from his or her Account under this Plan or under the Executive 401(k) Plan, (collectively "Plans") (i) except as provided in paragraph a. of this Section 7.2, and (ii) except as provided in a Qualified Domestic Relations Order with respect to an Employee who has attained at least age 50 at the time the withdrawal or distribution is to commence.

                  c.    Definitions

                        1. For purposes of the Plans referenced in Section 7.2(b) above, the term "Qualified Domestic Relations Order" or "QDRO" means a Domestic Relations Order:

                        a. Which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant or Inactive Participant under the Plans; and

                        b.    Which specifies

                              (1)  The name and last known mailing address of

                                   (a)  the Participant or Inactive Participant
                                        and

                                   (b)  Alternate Payee(s) covered by the Order;

                              (2) The amount or percentage of the Participant's or Inactive Participant's benefits to be paid by the Plans to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                              (3) The number of payments or period to which such order applies;

                              (4) The Plans as the retirement programs to which such order applies;


                        c.    Which does not require

                              (1) The Plans to provide any type or form of benefit, or any option, not otherwise provided under the Plans;

                                      13.

                              (2)  The Plans to provide increased benefits
                                   (determined on the basis of actuarial value); or

                              (3) The payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under an Order previously determined to be a Qualified Domestic Relations Order under the Plans;

                        d. Which satisfies the requirements of Section 514(b)(7) of ERISA; and

                        e. Which complies with criteria specified in the QDRO procedures established from time to time by the Company or by the Plan Administrative Committee.

                        2. For purposes of the Plans referenced in Section 7.2(b) above, the term "Domestic Relations Order" includes any judgment, decree or order, including approval of a property settlement agreement that:

                        a. Is made pursuant to a state domestic relations law including a community property law;

                        b. Relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent.

                        3. For purposes of the Plans referenced in Section 7.2(b) above, the term "Alternate Payee" includes any spouse, former spouse, child or other dependent of a Participant or Inactive Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to a Participant or Inactive Participant under the Plans.

            7.3   Termination of Employment

                  Upon Termination of the Employment of a Participant or Inactive Participant, the Committee shall distribute his or her Account under the Plan, as elected by the Participant or Inactive Participant, in a lump sum or in five or more (but not more than 15) substantially equal annual installments. The payment from the Account shall occur or commence within 30 days after the first day of the calendar year immediately following the calendar year in which the Termination of Employment occurs.

            7.4   Disability

                  Upon the Disability of a Participant or Inactive Participant prior to Termination of Employment, the Committee shall distribute his or her Account under the Plan, as elected by the Participant or Inactive Participant, in a lump sum or in five or more (but not

                                      14.

more than 15) substantially equal annual installments. The payment from the Account shall occur or commence within 30 days after the first day of the calendar year immediately following the calendar year in which the Disability results in the Employee's Termination of Employment. Prior to the death of the Participant or Inactive Participant, during any period in which a Participant or Inactive Participant remains Disabled, he or she (or his or her legal representative) may request Hardship withdrawals from any undistributed portion of his or her Account. Any such Hardship withdrawals shall reduce the amount available for subsequent distributions from the Account, as the Company in good faith may determine.

            7.5   Death Prior to Commencement of Distributions

                  Upon the death of a Participant or Inactive Participant prior to the commencement of any distribution under Sections 7.3 or 7.4 above, his or her Beneficiary shall receive the greater of the following: (i) the death benefit correctly specified in the last individual statement provided by the Plan to the Employee immediately before his or her death or (ii) any portion of an Employee's Account that has not been distributed from the Plan at the time of the Employee's death --which amount shall be distributed to the Beneficiary, in a lump sum or in five or more (but not more than 15) substantially equal annual installments, as elected at the time of the deferral of Compensation under the Plan. The payment of such amount shall occur or commence within 30 days after the first day of the calendar year immediately following the calendar year in which the death of the Participant or Inactive Participant occurs. During the period between the death of the Participant or Inactive Participant and the commencement of distributions to the Beneficiary, the Beneficiary may request Hardship withdrawals from the undistributed portion of his or her death benefit or Account. Any such Hardship withdrawals shall reduce the amount available for subsequent distributions from the Plan, as the Company in good faith may determine.

            7.6   Death After Commencement of Distributions

                  Upon the death of a Participant or Inactive Participant after the commencement of any distribution in accordance with Sections 7.3 or 7.4 above, the balance remaining in the Account of such Participant or Inactive Participant shall be distributed to his or her Beneficiary in accordance with the terms elected by the Participant or Inactive Participant under Sections 7.3 or 7.4.

            7.7   Default Distribution

                  The Company shall accelerate the payment of Accounts under the Plan as a lump sum payment (i) if an Employee terminates employment with the Company at a time when the value of his or her Account is less than $25,000,
(ii)at anytime after an Employee's termination of employment if the value of an Account falls below $10,000 or (iii) if an Employee who has elected installment distributions--terminates employment with the Company and works for a competitor of the Company. Additionally, if a Participant or Inactive Participant fails to elect a form of benefit at the time of his or her deferral of Compensation, the Company shall distribute the Account in a lump sum within 30 days after the Account first becomes payable under the Plan.

                                      15.

            7.8   Withholding and Other Tax Consequences

                  From any payments made under this Plan, the Company shall withhold any taxes or other amounts which federal, state or local law requires the Company to deduct, withhold and deposit. The Company's determination of the type and amount of taxes to be withheld from any payment shall be final and binding on all persons having or claiming to have an interest in this Plan or in any Account under this Plan.

      8.    FUNDING

            All amounts deferred under this Plan remain or become general assets of the Company. All payments under this Plan shall come from the general assets of the Company. The amounts credited to an Employee's Account are not secured by any specific assets of the Company. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder or to establish a trust or purchase an insurance policy or other product for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither an Employee, Participant or Inactive Participant nor his or her Beneficiary or estate shall have any rights against the Company with respect to any portion of any Account under the Plan except as general unsecured creditors. No Employee, Participant, Inactive Participant, Beneficiary or estate has an interest in any Account under this Plan until the Employee, Participant, Inactive Participant, Beneficiary or estate actually receives payment from the Account.

      9.    SUSPENSION OF PAYMENTS UPON COMPANY'S INSOLVENCY

            At all times during the continuance of any trust established in connection with this Plan ("Trust"), if the Plan Administrator determines that the Company's financial condition is likely to result in the suspension of benefit payments from the Trust, the Plan Administrator shall advise Participants, Inactive Participants and Beneficiaries that payments from the Trust shall be suspended during the Company's insolvency. If the Trustee subsequently resumes such payments, the Administrator shall advise Participants, Inactive Participants and Beneficiaries that, if Trust assets are sufficient, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants, Inactive Participants and Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made directly by the Company during any period of discontinuance. No insufficiency of Trust assets shall relieve the Company of its obligation to make payments when due under the Plan.

      10.   NON-ALIENATION OF BENEFITS

            The interest of any Employee, Participant, Inactive Participant or Beneficiary shall not be subject to sale, assignment, transfer, conveyance, hypothecation, encumbrance, garnishment, attachment, anticipation, pledge, alienation or other disposition prior to actual distribution from the Plan; and any attempt to effect such disposition shall be void. No portion of any Account shall, prior to receipt thereof, be subject to the debts, contracts, liabilities, or engagements of any Employee, Participant, Inactive Participant or Beneficiary. Nothing in the preceding sentence shall prohibit the Company from recovering from an Employee, Participant,

                                      16.

Inactive Participant or Beneficiary any payments to which he or she was not entitled under the Plan.

      11.   LIMITATION OF RIGHTS

            Nothing in this Plan document or in any related instrument shall cause this Plan to be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9 U.S.C. 1 et seq., or shall be construed as evidence of any agreement or understanding, express or implied, that the Company
(a) will employ any person in any particular position or level of Compensation,
(b) will offer any person initial or continued participation or awards in any commission, bonus or other compensation program, or (c) will continue any person's employment with the Company.

      12.   BEST PAYMENTS

                  (a) If the gross amount of any payment or benefit under this Plan, either separately or in combination with any other payment or benefit payable by the Company or any of its affiliates or pursuant to a plan of the Company or an affiliate, would constitute a parachute payment within the meaning of the Code Section 280G, then the total payments and benefits accrued and payable under this Plan shall not exceed the amount necessary to maximize the amount receivable by the Employee after payment of all employment, income and excise taxes imposed on the Employee with respect to such payments or benefits.

                  (b) The Employee may elect by written notice which items of compensation, if any, shall be reduced so as to meet the requirements of Section 12(a) above. If there is a dispute between the Company and the Employee regarding (i) the extent, if any, to which any payments or benefits to the Employee are parachute payments or excess parachute payments, under Code Section 280G, or (ii) the base amount of such Employee's Compensation under Code Section 280G, or (iii) the status of such Employee as a disqualified individual, under Code Section 280G, such dispute shall be resolved in the same manner as a claim for benefits under this Plan.

                  (c) Within 60 days of a Change in Control or, if later, within 30 days of the Employee's receiving notice of termination of employment from the Company or the Company's receiving notice of termination of employment from the Employee, either the Employee or the Company may request (i) a determination of the amount of any parachute payment, excess parachute payment, or base amount of compensation, or (ii) a determination of the reduction necessary to maximize the net receipts of the Employee as described in Section 12(a) above. Any fees, costs or expenses incurred by the Employee in connection with such determinations shall be paid equally by the Employee and the Company.

      13.   NOTICE UNDER WARN

                  (a) Any amounts paid (i) to any Employee under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") or under any other-laws regarding termination of employment, or (ii) to any third party for the benefit of said Employee or for the benefit of his or her dependents shall not be offset or reduced by any amounts paid or

                                      17.

determined to be payable by the Company to said Employee or to his or her dependents under this Plan.

                  (b) A Change in Control shall not be considered an "unforeseeable business circumstance" under WARN that would relieve the Company of its obligation to provide layoff notice to Participants or Inactive Participants under this Plan. In determining whether there has occurred an "employment loss" that would entitle a Participant or Inactive Participant to notice under WARN, any voluntary or involuntary separation of the Participant or Inactive Participant shall be treated as an employment loss entitling the Employee to such notice.

      14.   AMENDMENT OR TERMINATION OF PLAN

                  (a) Prior to a Change in Control, the Board of Directors may modify, suspend or terminate the Plan in any manner that does not (i) reduce any benefits accrued under this Plan or (ii) constitute a forfeiture of any benefits vested under this Plan. Except as provided in paragraph 14(c) below, after a Change in Control, the Plan may not be amended or terminated in any manner that adversely affects the fixed or contingent rights of any Participant or Inactive Participant under the Plan, including but not limited to the right to continue to defer the receipt of payments until the times specified in Section 7 above or the right to accrue interest or investment earnings at the rate and in the manner described in Section 5 above.

                  (b) In modifying, suspending or terminating the Plan, or in taking any other action with respect to the implementation, operation, maintenance or administration of the Plan, the Board of Directors may act by a resolution of the full Board or by a resolution of a Compensation Committee of the Board.

                  (c) This Plan shall terminate immediately if an impartial arbitrator or court of competent jurisdiction determines that this Plan is not exempt from the fiduciary provisions of Part 4 of Title I of ERISA. The Plan shall terminate as of the date it ceased to be exempt.

                  (d) Upon termination of the Plan, the Plan Administrator shall distribute all Accounts, as determined by the Plan Administrator (i) in a lump sum to all Participants or (ii) in accordance with the method designated by Participants at the time of their deferrals.

      15.   ADMINISTRATIVE PROCEDURES AND DISPUTE RESOLUTION

            15.1  Plan Administrator

                  (a) The Plan Administrator shall be the Company. The Company may establish an Administrative Committee composed of any persons, including officers or employees of the Company, who act on behalf of the Company in discharging the duties of the Company in administering the Plan. No Administrative Committee member who is a full-time officer or employee of the Company shall receive compensation with respect to his or her service on the Administrative Committee. Any member of the Administrative Committee may resign by delivering his or her written resignation to the Board of Directors of the Company or to the Compensation Committee of the Board. The full Board or the Compensation Committee of the

                                      18.

Board may remove any Committee member by providing him or her with written notice of the removal.

            15.2  Committee Organization and Procedures

                  (a) The Chief Financial Officer of the Company ("CFO") or the Senior Vice President of the Company to whom the Vice President, Human Resources, reports ("SVPHR") may designate a chairperson from the members of the Administrative Committee. The Administrative Committee may appoint a secretary, who may or may not be a member of the Administrative Committee. The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Administrative Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Administrative Committee. All reports required by law may be signed by the Chairperson or another member of the Administrative Committee, as designated by the Chairperson, on behalf of the Company.

                  (b) The Administrative Committee shall act by a majority of its members in office and may adopt such rules and regulations as it deems desirable for the conduct of its affairs. If the Company, the Plan, any Participant or Inactive Participant is or becomes subject to any rules of the Securities and Exchange Commission or any national or regional securities exchange, the Company and the members of the Administrative Committee shall take any actions which are necessary or desirable for the maintenance, modification or operation of the Plan in accordance with those rules.

            15.3  Administrative Authority

                  The Company and the Committee have discretionary authority to perform all functions necessary or appropriate to the operation of the Plan, including without limitation authority to (a) construe and interpret the provisions of the Plan document and any related instrument and determine any question arising under the Plan document or related instrument, or in connection with the administration or operation thereof; (b) determine in its sole discretion all facts and relevant considerations affecting the eligibility of any Employee to be or become a Participant; (c) decide eligibility for, and the amount of, benefits for any Participant, Inactive Participant or Beneficiary;
(d) authorize and direct all disbursements under the Plan; and (e) employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan. The Company shall be the "administrator" as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code. The SVPHR, or in his or her absence, the Vice President, Human Resources, of the Company shall be the agent for service of process on the Plan.

            15.4  Expenses

                  All reasonable expenses which are necessary to operate and administer the Plan shall be paid directly by the Company. All reasonable costs incurred by a Committee member in the discharge of the Company's or his or her duties under the Plan shall be paid or reimbursed by the Company. Such costs shall include fees or expenses arising from the

                                      19.

Committee's retention, with the consent of the Company, of any attorneys, accountants, actuaries, consultants or recordkeepers required by the Committee to discharge its duties under the Plan. Nothing in the preceding two sentences or in any other provisions of the Plan shall require the Company to pay or reimburse any Committee member or any other person for any cost, liability, loss, fee or expense incurred by the Committee member or other person in any dispute with the Company; nor may any Committee member or other person reimburse himself, herself or itself from any Plan contributions or from the principal or income of investment or funding vehicle for the Plan for any such cost, liability, loss, fee or expense.

            15.5  Insurance

                  The Company may, but need not, obtain liability insurance to protect its directors, officers, employees or representatives against liability in the operation of the Plan.

            15.6  Claims Procedure

                  (a) Application for Benefits. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).

                  (b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant's right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The written notice of denial will be set forth in a manner designed to be understood by the employee and will include the following:

                        (i)   the specific reason or reasons for the denial;

                        (ii) references to the specific Plan provisions upon which the denial is based;

                        (iii) a description of any additional information or
                              material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

                        (iv) an explanation of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the applicant's right to proceed to arbitration pursuant to Section 15.7 following a denial on review of the claim, as described in Section 15.6(d) below.

                        This written notice will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90)

                                      20.

day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

                  (c) Request for a Review. Any person (or that person's authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to the Company.

                        A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  (d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional thirty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

                        (i)   the specific reason or reasons for the denial;

                        (ii) references to the specific Plan provisions upon which the denial is based;

                        (iii) a statement that the applicant is entitled to
                              receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

                        (iv) a statement of the applicant's right to proceed to arbitration pursuant to Section 15.7.

                  (e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in

                                      21.

carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant's own expense.

                  (f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 15.6(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 15.6(c) above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant's claim or appeal within the relevant time limits specified in this Section 15.6, the Participant may proceed to arbitration pursuant to Section 15.7.

            15.7  Arbitration

                  (a) Any Participant's, Inactive Participant's or Beneficiary's claim remaining unresolved after exhaustion of the procedures in
Section 15.6 (and to the extent permitted by law any dispute concerning any breach or claimed breach of duty regarding the Plan) shall be settled solely by binding arbitration at the Employer's principal place of business at the time of the arbitration, in accordance with the Employment Claims Rules of the American Arbitration Association. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party to any dispute regarding the Plan shall pay the fees and costs of presenting his, her or its case in arbitration. All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees, and the arbitrator's fees shall be borne by the Employer.

                  (b) Except as otherwise specifically provided in this Plan, the provisions of this Section 15.7 shall be absolutely exclusive for any and all purposes and fully applicable to each and every dispute regarding the Plan including any claim which, if pursued through any state or federal court or administrative proceeding, would arise at law, in equity or pursuant to statutory, regulatory or common law rules, regardless of whether such claim would arise in contract, tort or under any other legal or equitable theory or basis. The arbitrator who hears or decides any claim under the Plan shall have jurisdiction and authority to award only Plan benefits and prejudgment interest; and apart from such benefits and interest, the arbitrator shall not have any authority or jurisdiction to make any award of any kind including, without limitation, compensatory damages, punitive damages, foreseeable or unforeseeable economic damages, damages for pain and suffering or emotional distress, adverse tax consequences or any other kind or form of damages. The remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim which is subject to arbitration pursuant to this Section 15.7. Any limitations on the relief that can be awarded by the arbitrator are in no way intended (i) to create rights or claims that can be asserted outside arbitration or (ii) in any other way to reduce the exclusivity of arbitration as the sole dispute resolution mechanism with respect to this Plan.

                  (c) The Plan and the Company will be the necessary parties to any action or proceeding involving the Plan. No person employed by the Company, no Participant, Inactive

                                      22.

Participant or Beneficiary or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process, unless such person is a named party to the action or proceeding. In any arbitration proceeding all relevant statutes of limitation shall apply. Any final judgment or decision that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

            15.8  Notices

                  Any notice from the Company or the Committee to an Employee, Participant, Inactive Participant or Beneficiary regarding this Plan may be addressed to the last known residence of said person as indicated in the records of the Company. Any notice to, or any service of process upon, the Company or the Committee with respect to this Plan may addressed as follows:

                  Vice President, Human Resources
                  PeopleSoft, Inc.
                  4305 Hacienda Drive
                  P.O. Box 9085
                  Pleasanton, California 94566

            15.9  Indemnification

                  To the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless any director, officer or employee of the Company who is or may be deemed to be responsible for the operation of the Plan, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from a duty, act, omission or decision with respect to the Plan, so long as such duty, act, omission or decision does not involve gross negligence or willful misconduct on the part of such director, officer or employee. Any individual so indemnified shall, within 10 days after receipt of notice of any action, suit or proceeding, notify the SVPHR of the Company (or in the absence of a SVPHR, the CFO of the Company) and offer in writing to the SVPHR (or CFO) the opportunity, at the Company's expense, to handle and defend such action, suit or proceeding; and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding. An individual's failure to give the SVPHR (or CFO) such notice and opportunity shall relieve the Company of any liability to said individual under this Section 15.9. The Company may satisfy its obligations under this provision (in whole or in part) by the purchase of insurance. Any payment by an insurance carrier to or on behalf of such individual shall, to the extent of such payment, discharge any obligation of the Company to the individual under this indemnification.

      16.   MISCELLANEOUS

            16.1  Alternative Acts and Times

                  If it becomes impossible or burdensome for the Company or the Committee to perform a specific act at a specific time required by this Plan, the Company or Committee may perform such alternative act which most nearly carries out the intent and purpose of this Plan and may perform such required or alternative act at a time as close as

                                      23.

administratively feasible to the time specified in this Plan for such performance. Nothing in the preceding sentence shall allow the Company or Committee to accelerate or defer any payments to Participants or Inactive Participants under this Plan, except as otherwise expressly permitted herein.

            16.2  Masculine and Feminine, Singular and Plural

                  Whenever used herein, pronouns shall include all both genders, and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

            16.3  Governing Law and Severability

                  This Plan shall be construed in accordance with the laws of the State of California (exclusive of its rules regarding conflicts of law) to the extent that such laws are not preempted by ERISA or other federal laws. If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, which shall be construed as if said illegal or invalid provision had never been included.

            16.4  Facility of Payment

                  If the Plan Administrator, in its sole discretion, determines that any Employee, Participant, Inactive Participant or Beneficiary by reason of infirmity, minority or other disability, is physically, mentally or legally incapable of giving a valid receipt for any payment due him or her or is incapable of handling his or her own affairs and if the Plan Administrator is not aware of any legal representative appointed on his or her behalf, then the Plan Administrator, in its sole discretion, may direct (a) payment to or for the benefit of the Employee, Participant, Inactive Participant or Beneficiary; (b) payment to any person or institution maintaining custody of the Employee, Participant, Inactive Participant or Beneficiary; or (c) payment to any other person selected by the Plan Administrator to receive, manage and disburse such payment for the benefit of the Employee, Participant, Inactive Participant or Beneficiary. The receipt by any such person of any such payment shall be a complete acquittance therefor; and any such payment, to the extent thereof, shall discharge the liability of the Company, the Committee, and the Plan for any amounts owed to the Employee, Participant, Inactive Participant or Beneficiary hereunder. In the event of any controversy or uncertainty regarding who should receive or whom the Plan Administrator should select to receive any payment under this Plan, the Plan Administrator may seek instruction from a court of proper jurisdiction or may place the payment (or entire Account) into such court with final distribution to be determined by such court.

            16.5  Correction of Errors

                  Any crediting of Compensation, Matching Contributions or other amounts to the Account of any Employee, Participant, Inactive Participant or Beneficiary under a mistake of fact or law shall be returned to the Company. If an Employee, Participant, Inactive Participant or Beneficiary in an application for a benefit or in response to any request by the Company or the Plan Administrator for information, makes any erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Company or the Plan

                                      24.

Administrator, or if the Plan Administrator makes an error in determining the amount payable to an Employee, Participant, Inactive Participant or Beneficiary, the Company or the Plan Administrator may correct its error and adjust any payment on the basis of correct facts. The amount of any overpayment or underpayment may be deducted from or added to the next succeeding payments, as directed by the Plan Administrator. The Plan Administrator and the Company reserve the right to maintain any action, suit or proceeding to recover any amounts improperly or incorrectly paid to any person under the Plan or in settlement of a claim or satisfaction of a judgment involving the Plan.

            16.6  Missing Persons

                  In the event a distribution of part or all of an Account is required to be made from the Plan to an Employee, Participant, Inactive Participant or Beneficiary, and such person cannot be located, the relevant portion of the Account shall escheat in accordance with the laws of the State of California. If the affected Employee, Participant, Inactive Participant or Beneficiary later contacts the Company, his or her portion of the Account shall be reinstated and distributed as soon as administratively feasible. The Company shall reinstate the amount forfeited by reclaiming such amount from the State of California, and allocating it to the Account of the affected Employee, Participant, Inactive Participant or Beneficiary. Prior to forfeiting any Account, the Company shall attempt to contact the Employee, Participant, Inactive Participant or Beneficiary by return receipt mail (or other carrier) at his or her last known address according to the Company's records, and, where practical, by letter-forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Plan Administrator deems appropriate.

            16.7  Status of Participants

                  In accordance with Revenue Procedure 92-65 Section 3.01(d), this Plan hereby provides:

                  a. Employees, Participants, Inactive Participants and Beneficiaries under this Plan shall have the status of general unsecured creditors of the Company;

                  b. This Plan constitutes a mere promise by the Company to make benefit payments in the future;

                  c. Any trust to which this Plan refers (i.e. any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan) shall conform to the terms of the model trust described in Revenue Procedure 92-64; and

                  d. It is the intention of the parties that the arrangements under this Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

            16.8  Executive 401(k) Plan

                  Prior to January 1, 1997, the Company allowed a select group of management and highly compensated employees to defer Compensation and receive Matching

                                      25.

Contributions under the PeopleSoft, Inc. Executive 401(k) Plan (the "Executive 401(k) Plan"). On May 31, 1995, the U.S. Internal Revenue Service issued Private Letter Ruling 31308394 under Code Sections 83, 402, 451, 671 and 677 in favor of the Executive 401(k) Plan. Effective January 1, 1997, the Company took the following actions with respect to the Executive 401(k) Plan:

                  a. The Company discontinued all Compensation deferrals and Matching and other contributions under the Executive 401(k) Plan;

                  b. For Employees who had Accounts in the Executive 401(k) Plan as of December 31, 1996, the Company decided to maintain, invest and distribute those Accounts in accordance with the terms of the Executive 401(k) Plan as of that date or as amended by the Company in its sole discretion from time to time thereafter;

                  c. The Executive 401(k) Plan document was amended and restated in the form of this Executive Deferred Compensation Plan document, and effective January 1, 1997, the Executive Deferred Compensation Plan document is intended to govern amounts credited under both the Executive Deferred Compensation Plan and the Executive 401(k) Plan;

                  d. The Company made Matching Contributions available under this amended and restated Executive Deferred Compensation Plan to Participants whose annual Compensation is at least the amount specified in Code Section 401(a)(17) ($200,000 in 2002); and

                  e. Except as otherwise provided in this document or in other written documents adopted by the Company, all Accounts under the Executive Deferred Compensation Plan that were not distributed on or before December 31, 1996, became subject to the terms of this Executive Deferred Compensation Plan as amended and restated effective January 1, 1997, and as modified by the Company in its sole discretion from time to time thereafter.

                  The complete discontinuance of contributions, as described in
Section 16.8.a. above, may be referred to as "freezing" the Executive 401(k) Plan. Although the Company has discontinued all such contributions, the Company, in its sole discretion, at any time and from time to time, may modify the provisions of the frozen Executive 401(k) Plan through a written amendment to this Plan document. An Employee's Account in the frozen Executive 401(k) Plan shall remain a separate and distinct part of any Account the Employee may have or may acquire in the Executive Deferred Compensation Plan. An Employee may continue to change investment directions with respect to his or her undistributed Executive 401(k) Accounts on a quarterly basis among the investment options made available from time to time under the Executive 401(k) Plan.

            16.9  Employee and Spouse Acknowledgement

                  By executing this Plan document or related enrollment or election form, the undersigned Employee and, if Employee is married, Employee's spouse hereby acknowledge that each of them has read and understood this Plan document. Employee and his or her spouse also acknowledge that they knowingly and voluntarily agree to be bound by the provisions of the Plan, as amended from time to time, including those Plan provisions which require the resolution

                                      26.

of disputes by binding out-of-court arbitration. Employee and his or her spouse further acknowledge that they have had the opportunity to consult with counsel of their own choosing with respect to all of the financial, tax and legal consequences of participating in this Plan, including in particular the effects of participation on any community property or other interest which the Employee's spouse may have in the Compensation deferred under this amended and restated Executive Deferred Compensation Plan.

            IN WITNESS WHEREOF, the undersigned has executed this document on the date set forth adjacent to his or her signature below.

                                          PEOPLESOFT, INC.
                                          A Delaware Corporation

Dated:                                    By
      --------------------------------      ------------------------------------
                                              Anne S. Jordan
                                              General Counsel and
                                              Senior Vice President


                                      27.

                                          EMPLOYEE


Dated:
      --------------------------------    --------------------------------------
                                          Employee's Signature


                                          --------------------------------------
                                          Employee's Printed Name


                                          EMPLOYEE'S SPOUSE


Dated:
      --------------------------------    --------------------------------------
                                          Spouse's Signature


                                          --------------------------------------
                                          Spouse's Printed Name

                                      28.